EXHIBIT 99.3
CSS INDUSTRIES, INC.
UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
YEAR ENDED MARCH 31, 2007
(In thousands, except per share data)

				Pro Forma
	Historical	Historical	Reclasses	Adjustments		Pro Forma as
	CSS (c)	CRG (d)	(i)	(a)		Adjusted
SALES	$530,686	$50,229	$1,579	$—		$582,494

COSTS AND EXPENSES
Cost of Sales	394,045	27,773	4,775	—		426,593
Selling, general and administrative expenses	96,125	18,026	(3,203)	1,310	(h)	112,258
Restructuring expenses	2,327	—	—	—		2,327
Interest expense, net	2,285	408	—	2,725	(f)	5,418
Other income, net	(900)	(4)	7	—		(897)

INCOME BEFORE INCOME TAXES	36,804	4,026	—	(4,035)		36,795
INCOME TAX EXPENSE	12,915	—	—	(3	)(j)	12,912

NET INCOME	23,889	4,026	—	(4,032)		23,883

NET INCOME PER COMMON SHARE
Basic	$2.25					$2.25

Diluted	$2.19					$2.19

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	10,622					10,622

Diluted	10,919					10,919

COMPREHENSIVE INCOME
Net income	$23,889	$4,026	$—	$(4,032)		$23,883
Foreign currency translation adjustment	1	—	—	—		1

Comprehensive income	$23,890	$4,026	$—	$(4,032)		$23,884

See accompanying footnotes to pro-forma financial information

1 of 3

CSS INDUSTRIES, INC.
UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
NINE MONTHS ENDED DECEMBER 31, 2007
(In thousands, except per share data)

				Pro Forma
	Historical	Historical	Reclasses	Adjustments		Pro Forma as
	CSS (b)	CRG (e)	(i)	(a)		Adjusted
SALES	$441,854	$39,656	$(1,717)	$—		$479,793

COSTS AND EXPENSES
Cost of Sales	320,990	22,309	4,380	—		347,679
Selling, general and administrative expenses	71,493	17,297	(6,097)	873	(h)	83,566
Restructuring expenses	(2)	—	—	—		(2)
Interest expense, net	720	87	—	2,036	(g)	2,843
Other income, net	(452)	(116)	—	—		(568)

INCOME BEFORE INCOME TAXES	49,105	79	—	(2,909)		46,275
INCOME TAX EXPENSE	17,143	—	—	(991	)(j)	16,152

NET INCOME	31,962	79	—	(1,918)		30,123

NET INCOME PER COMMON SHARE
Basic	$2.95					$2.78

Diluted	$2.88					$2.71

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	10,833					10,833

Diluted	11,115					11,115

COMPREHENSIVE INCOME
Net income	$31,962	$79	$—	$(1,918)		$30,123
Foreign currency translation adjustment	2	—	—	—		2

Comprehensive income	$31,964	$79	$—	$(1,918)		$30,125

See accompanying footnotes to pro-forma financial information

2 of 3

Notes to Pro-Forma Financial Information
The aggregate purchase price for the acquisition of substantially all of the assets of C.R. Gibson, Inc. (“C.R. Gibson”) through a newly-formed subsidiary, C.R. Gibson, LLC, was approximately $68,000,000 in cash plus the assumption of liabilities of approximately $4,943,000 and transaction costs of approximately $200,000. A portion of the purchase price is being held in escrow for certain post closing adjustments and indemnification obligations. The acquisition was accounted for as a purchase and the preliminary estimated excess of cost over the fair market value of the net tangible and identifiable intangible assets acquired of $17,482,000 was recorded as goodwill. For tax purposes, goodwill resulting from this acquisition is deductible.
The pro forma adjustments are based upon available information and upon certain assumptions that CSS Industries, Inc. (the “Company”) believes are reasonable. The unaudited combined pro forma financial statements are provided for informational purposes only and are not necessarily indicative of the Company’s results of operations that would actually have been obtained had this acquisition been completed as of the beginning of the periods presented, or that may be obtained in the future. Included in the pro forma results are intercompany charges from C.R. Gibson’s previous parent company of $3,150,000 and $2,261,000 for the year ended March 31, 2007 and nine months ended December 31, 2007, respectively. The Company does not expect to incur these charges in the future.
(a)	The unaudited pro forma combined statement of operations gives effect to the transaction as if it occurred at the beginning of the periods presented.
(b)	Represents the historical consolidated financial statements of the Company for the nine months ended December 31, 2007. Included in these consolidated financial results are approximately one-month of activity related to the newly formed C.R. Gibson, LLC.
(c)	Represents the historical consolidated financial statements of the Company for the year ended March 31, 2007.
(d)	Represents the historical results of operations of the C.R. Gibson Business for the year ended December 31, 2006.
(e)	Represents the historical results of operations of the C.R. Gibson Business for the period from March 25, 2007 to November 30, 2007.
(f)	Reflects an adjustment for additional interest expense due to the acquisition of substantially all of the assets of C.R. Gibson, Inc. for the nine months ended December 31, 2007.
(g)	Reflects an adjustment for additional interest expense due to the acquisition of substantially all of the assets of C.R. Gibson, Inc. for the year ended March 31, 2007.
(h)	Reflects an adjustment for estimated intangible asset amortization, which included trademarks, customer relationships and non-compete agreements. An appraisal was performed to determine the fair value of intangible assets acquired as part of the C.R. Gibson Business. Intangible asset amortization was $1,310 and $873 and for the year ended March 31, 2007 and the nine months ended December 31, 2007, respectively.
(i)	Certain reclassification adjustments have been made to the audited presentation of C.R. Gibson Business results to conform with the historical presentation of CSS Industries, Inc. financial results of operations.
(j)	Represents estimated income tax expense adjustment as a result of the inclusion of the C.R. Gibson Business and estimated pro forma adjustments.

3 of 3